Exhibit 4.2

PROMISSORY NOTE CANCELLATION AND REISSUANCE AGREEMENT

THIS PROMISSORY NOTE CANCELLATION AND REISSUANCE AGREEMENT (“Agreement”) is made and entered into as of March 28, 2006 (the “Effective Date”), by and between Execute Sports, Inc., a Nevada corporation (“Maker”), and Ron & Dori Arko, individuals residing at ________________, California (“Holder”).

RECITALS

A. On the terms and conditions set forth herein, (i) Maker and Holder (the “Parties”) agree to cancel that certain promissory note between Maker and Holder dated February 28, 2005 bearing interest at two percent (2%) monthly (a copy of which is attached as Exhibit A) (the “2005 Note”); and (ii) Maker will issue Holder a new interest bearing promissory note (the “New Note”) (a copy of which is attached as Exhibit B).

B. This Agreement, together with Exhibits A and B, each of which are attached hereto and incorporated herein by this reference, and any additional exhibits, schedules, or attachments as set forth herein, are referred to collectively herein as the “PCRA”.

AGREEMENT

1.  CANCELLATION OF ORIGINAL NOTE AND RELEASE. Subject to the terms and conditions set forth herein, Holder agrees to deliver to Maker at Closing (defined below) the 2005 Note marked across its face "CANCELLED" and upon such delivery thereby shall forever release and discharge Maker of any and all of its obligations under the Note, including any obligation to pay principal and interest, except as set forth in this Agreement.

2.  ISSUANCE OF NEW NOTE. Subject to the terms and conditions set forth herein, Maker agrees to deliver to Holder at Closing (defined below) the New Note and upon such delivery thereby shall be obligated to pay the principal of the New Note on the terms of the New Note.

3.  CLOSING; CLOSING DATE. The closing of the transactions contemplated hereby shall be effective as of the delivery date of the closing deliveries described below (“Closing”) at the offices of Execute Sports, Inc. at 10:00 a.m. on March 15, 2006, or at such time and place as the Parties mutually agree (“Closing Date”).

a.	Holder shall deliver to Maker the 2005 Note marked across the face “Cancelled” (incorporated by reference herein as Exhibit A); and
b.  Maker shall deliver to Holder the New Note (attached hereto as Exhibit B); and

4.  WAIVERS. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party will be deemed to constitute a waiver by the party taking such action, or compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. The waiver by any party hereto at or before the Closing Date of any condition to its obligations hereunder which is not fulfilled shall preclude such party from seeking redress from the other party hereto for breach of any representations, warranty, covenant or agreement contained in this Agreement.

5.  RELEASES.

a.  The Holder jointly and severally hereby forever release, discharge, acquit and forgive from any and all claims, actions, suits, demands, agreements, and each of them, if more than one, liabilities, judgments, and proceedings both at law and in equity arising from the beginning of time to the date of these presents and as more particularly related to or arriving from the issuance and subsequent cancellation of the 2005 Note and the non-payment of Unpaid Interest in cash. In regard to the 2005 Note, the Parties, and each of them, agree to and do hereby waive and relinquish all rights and benefits afforded under the provisions of Section1542 of the Civil Code of the State of California, which provides as follows:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

b.  If the Holder has instituted any legal proceedings against the Maker settled by this release, the Holder covenants to have them dismissed at the Holder's cost with express prejudice to bringing further proceedings against the Maker arising out of the same matter.

c.  The Holder also covenants not to make any claim or institute any proceedings against any person who might claim over against or claim contribution or indemnity from the Maker in connection with any matter for which this release is given.

d.  The Holder also acknowledges that the Maker does not admit liability to the Holder in connection with any matter for which this release is given.

e.  This release shall be binding upon and inure to the benefit of the parties, their successors, assigns and personal representatives.

f.  This release applies only to the foregoing, and no other debt, obligation, agreement or liability by and between the parties, which, if existing, shall survive this release.

6.  BINDING EFFECT: BENEFITS. This Agreement shall inure to the benefit of the Parties hereto and shall be binding upon the parties hereto and their respective successors and assigns, heirs and legal representatives. Except as otherwise set forth herein, nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under of by reason of this Agreement.

7.  GOVERNING LAW; JURISDICTION; VENUE; REMEDIES; INDEPENDENT LEGAL COUNSEL. This Agreement shall be interpreted and construed as to both validity and performance and enforced in accordance with and governed by the laws of the State of California, without giving effect to the choice of law principles thereof. The Parties agree that any action hereunder will be held exclusively in the courts in the State of California. The Parties acknowledge that remedies at law, including monetary damages, may be inadequate to remedy a breach of certain material terms herein, including Holder's delivery of the Note, and the Parties agree that equitable remedies may be necessary to enforce such terms and covenants, including specific performance. Holder and Maker acknowledge that the terms of this Agreement have been negotiated by the Parties hereto and each of them has had a full opportunity to receive independent business, tax and legal counsel with respect to this Agreement and the transactions contemplated herein.

8.  COUNTERPARTS. This Agreement may be executed in counterpart 2005s, each of which shall constitute an executed 2005 and together shall constitute a fully-executed document.

11.  NOTICES. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or within 72 hours after mailing, if mailed to the party to whom notice is to be given, by first-class mail, registered or certified, postage prepaid, and properly addressed to the party at the address set forth below, or any other address that a party may designate by written notice to the others.

Maker:      Holder:

Execute Sports, Inc.    ________________
1284 Puerta Del Sol, Suite 150                        ________________
San Clemente, CA 92673                                 ________________
Phone: 949-498-5990                                        Phone:
Fax: 949-498-6122                                             Fax:
Attn: Todd M. Pitcher                                    Attn:

Exhibits:

Exhibit A:  2005 Promissory Note
Exhibit B:  New Promissory Note

IN WITNESS WHEREOF, the parties have executed and delivered the PCRA for all purposes as of the Effective Date.

Maker:		Holder:
By:		By:
	Signature		Signature
Name:		Name:
	Print or Type Name		Print or Type Name

PAYMENT IN KIND PROMISSORY NOTE

$38,284.08       March 28, 2006
San Clemente, California

FOR VALUE RECEIVED, the undersigned, Execute Sports, Inc., a Nevada corporation ("Maker"), hereby promise to pay, to Ron & Dori Arko, or order ("Payee"), the principal sum of Thirty Eight Thousand, Two Hundred and Eighty Four and 08/100 Dollars ($38,284.08), with interest on the unpaid principal at the rate of four percent (4%) per annum until March 28, 2007 (“due date”). Principal and interest shall be payable as follows: Interest only shall be paid annually; at Payee’s option, either in Maker’s common stock or cash until the due date, at which time the remaining outstanding balance of the principal, any accrued but unpaid interest and all other sums hereunder shall be payable in full.

If Payee elects for Maker to make an interest payment in its common stock, Maker shall calculate the amount of interest due on the anniversary of the date of this Note and convert such amount into the Maker’s common stock at a conversion price of price of $0.50 per share for every one dollar ($1.00) of Interest owed to the Holder. If not so paid and at the option of Holder, or its assigns, all principal and interest shall become immediately due and payable.

Interest shall be computed on the basis of a 365-day year and actual days lapsed. Maker shall have the privilege of prepaying the principal under this Note in whole or in part, without penalty or premium at any time. All payments hereunder shall be applied first to interest, then to principal.

Maker shall pay upon demand any and all expenses, including reasonable attorney fees, incurred or paid by Holder of this Note without suit or action in attempting to collect funds due under this Note. In the event an action is instituted to enforce or interpret any of the terms of this Note, including but not limited to any action or participation by Maker in, or in connection with, a case or proceeding under the Bankruptcy Code or any successor statute, the prevailing party shall be entitled to recover all expenses reasonably incurred at, before and after trial and on appeal or review, whether or not taxable as costs, including, without limitation, attorney fees, witness fees (expert and otherwise), deposition costs, copying charges and other expenses.

This Note is executed in connection with the transaction set out in that certain Promissory Note Cancellation and Re-issuance Agreement of even date, by and among the Maker and Holder and is subject to the terms thereof.

All parties to this Note hereby waive presentment, dishonor, notice of dishonor, and protest. All parties hereto consent to, and Holder is hereby expressly authorized to make, without notice, any and all renewals, extensions, modifications, or waivers of the time for or the terms of payment of any sum or sums due hereunder, or under any documents or instruments relating to or securing this Note, or of the performance of any covenants, conditions or agreements hereof or thereof or the taking or release of collateral securing this Note. Any such action taken by Holder shall not discharge the liability of any party to this Note.

This Note has been executed and delivered in the State of California and shall be governed and construed in accordance with the laws of the State of California.

Execute Sports, Inc.
A Nevada corporation

____________________________________________
By:
Its:

EXHIBIT A
The 2005 Note

FORM OF WARRANT

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

COMMON STOCK PURCHASE WARRANT

1. Issuance. In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by EXECUTE SPORTS, INC., a Nevada corporation (the “Company”), Ron and Dori Arko., registered assigns (the “Holders”) is hereby granted the right to purchase at any time, on or after the Issue Date (as defined below) until 5:00 P.M., San Diego time, on the Expiration Date (as defined below), Twenty Eight Thousand Five Hundred and Seventy One (28,571) fully paid and nonassessable shares of the Company’s Common Stock, par value $.001 per share (the “Common Stock”), at an exercise price per share (the “Exercise Price”) of $0.35. This Warrant is being issued as an inducement for the Holders to extend the terms of their loan to the Company (the “Promissory Note Cancellation and Reissuance Agreeement”), dated as of March 28, 2006 (the “Agreement”), to which the Company and Holder (or Holder’s predecessor in interest) are parties. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement. This Warrant was originally issued to the Holder or the Holder’s predecessor on March 28, 2006 (the “Issue Date”).

2. Exercise of Warrants.

2.1 General.

(a) This Warrant is exercisable in whole or in part at any time and from time to time commencing on the Issue Date. Such exercise shall be effectuated by submitting to the Company (either by delivery to the Company or by facsimile transmission as provided in Section 8 hereof) a completed and duly executed Notice of Exercise (substantially in the form attached to this Warrant Certificate) as provided in the Notice of Exercise (or revised by notice given by the Company as contemplated by the Section headed "NOTICES" in the Agreement). The date such Notice of Exercise is faxed to the Company shall be the “Exercise Date,” provided that, if such exercise represents the full exercise of the outstanding balance of the Warrant, the Holder of this Warrant tenders this Warrant Certificate to the Company within five (5) Trading Days thereafter. The Notice of Exercise shall be executed by the Holder of this Warrant and shall indicate (i) the number of shares then being purchased pursuant to such exercise and (ii) if applicable (as provided below), whether the exercise is a cashless exercise.

(b) The Exercise Price per share of Common Stock for the shares then being exercised shall be payable, at the election of the Holder, in cash or by certified or official bank check or by wire transfer in accordance with instructions provided by the Company at the request of the Holder.

(c) Upon the appropriate payment of the Exercise Price for the shares of Common Stock purchased, together with the surrender of this Warrant Certificate, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. The Company shall deliver such certificates representing the Warrant Shares in accordance with the instructions of the Holder as provided in the Notice of Exercise (the certificates delivered in such manner, the “Warrant Share Certificates”) within three (3) Trading Days (such third Trading Day, a “Warrant Share Delivery Date”) of the date the payment of the Exercise Price for the relevant Warrant Shares is received by the Company.
(d) The Holder shall be deemed to be the holder of the shares issuable to it in accordance with the provisions of this Section 2.1 on the Exercise Date.

(e) The Holder may elect to exercise a portion of this Warrant without electing to redeem the balance of this Warrant.

2.2 Certain Definitions. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

(a) “Expiration Date” means the date on which the last calendar day of the eighteenth month after the Issue Date of the Warrants, or March 28, 2006.

3. Reservation of Shares. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant, the Reservation Percentage of the number of shares of its Common Stock as shall be required for issuance of the Warrant Shares for the then unexercised portion of this Warrant. For the purposes of such calculations, the Company should assume that the outstanding portion of this Warrants were exercisable in full at any time, without regard to any restrictions which might limit the Holder’s right to exercise any portion of this Warrant held by the Holder.

4. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

5. Rights of the Holder. Except as set forth in this Section 5, the Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein. Notwithstanding the provisions of this Warrant, the Agreement or of the other Transaction Agreements, if the Company shall declare a dividend upon the Common Stock (whether payable out of earnings or earned surplus or otherwise), then the Company shall pay to the Holder an amount equal to the dividend payment which would have been paid to the Holder had all of the Holder’s unexercised Warrants outstanding on the record date for determining the amount of dividend payments to be paid to security holders of the Company been exercised as of the close of business on the Trading Day immediately before such record date.

6. Protection Against Dilution and Other Adjustments.

6.1 Adjustment Mechanism. If an adjustment of the Exercise Price is required pursuant to this Section 6 (other than pursuant to Section 6.4), the Holder shall be entitled to purchase such number of shares of Common Stock as will cause (i) (x) the total number of shares of Common Stock Holder is entitled to purchase pursuant to this Warrant following such adjustment, multiplied by (y) the adjusted Exercise Price per share, to equal the result of (ii) (x) the dollar amount of the total number of shares of Common Stock Holder is entitled to purchase before adjustment, multiplied by (y) the total Exercise Price before adjustment.

6.2 Capital Adjustments. In case of any stock split or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation (where the Company is not the surviving entity), the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Warrant and the original Exercise Price had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions of this Section shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof. A rights offering to stockholders shall be deemed a stock dividend to the extent of the bargain purchase element of the rights. The Company will not effect any consolidation or merger, unless prior to the consummation thereof, the successor or acquiring entity (if other than the Company) and, if an entity different from the successor or acquiring entity, the entity whose capital stock or assets the holders of the Common Stock of the Company are entitled to receive as a result of such consolidation or merger assumes by written instrument the obligations under this Warrant (including under this Section 6) and the obligations to deliver to the holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire.

6.3 Adjustment for Spin Off. If, for any reason, prior to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or of a part of its assets in a transaction (the “Spin Off”) in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the “Spin Off Securities”) to be issued to security holders of the Company, then the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder’s unexercised Warrants outstanding on the record date (the “Record Date”) for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the “Outstanding Warrants”) been exercised as of the close of business on the Trading Day immediately before the Record Date (the “Reserved Spin Off Shares”), and (ii) to be issued to the Holder on the exercise of all or any of the Outstanding Warrants, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares, multiplied by (y) a fraction, of which (I) the numerator is the amount of the Outstanding Warrants then being exercised, and (II) the denominator is the amount of the Outstanding Warrants.

7. Transfer to Comply with the Securities Act; Registration Rights. This Warrant has not been registered under the Securities Act of 1933, as amended, (the “Act”) and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

8.  Notices. Any notice required or permitted hereunder shall be given in manner provided herein:

If to Company at: 1284 Puerta del Sol
Suite 150
San Clemente, CA 92673
Ph: 949-498-5990

If to Holder at:      __________________
__________________
__________________
__________________

9. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

10. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of California for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the County of San Diego or the state courts of the State of California sitting in the County of San Diego in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under any of the Transaction Agreements.

11. JURY TRIAL WAIVER. The Company and the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with this Warrant.

12. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

13. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the   day of      , 2006.

EXECUTE SPORTS, INC.

By: ________________________________

___________________________________
(Print Name)

___________________________________
(Title)

NOTICE OF EXERCISE OF WARRANT

TO:  EXECUTE SPORTS, INC.
        VIA FAX: (949) 498-6122
1284 Puerta del Sol
Suite 150
San Clemente, CA 92673

AND TO:  TODD M.PITCHER
                        VIA FAX (858) 279-1799
3435 Aldford Drive
San Diego, CA 92111
Attn: President & Secretary

The undersigned hereby irrevocably elects to exercise the right, represented by the Common Stock Purchase Warrant, dated as of _____________________, 2006 , to purchase ___________ shares of the Common Stock, par value $0.001 per share (“Common Stock”), of EXECUTE SPORTS, INC. and tenders herewith payment in accordance with Section 2 of said Common Stock Purchase Warrant, as follows:

( ) CASH: $   = (Exercise Price x Exercise Shares)

Payment is being made by:
( ) enclosed check
( ) wire transfer
( ) other

It is the intention of the Holder to comply with the provisions of Section 2.2 of the Warrant regarding certain limits on the Holder's right to exercise thereunder. Based on the analysis on the attached Worksheet Schedule, the Holder believes this exercise complies with the provisions of said Section 2.2. Nonetheless, to the extent that, pursuant to the exercise effected hereby, the Holder would have more shares than permitted under said Section, this notice should be amended and revised, ab initio, to refer to the exercise which would result in the issuance of shares consistent with such provision. Any exercise above such amount is hereby deemed void and revoked.

As contemplated by the Warrant, this Notice of Conversion is being sent by facsimile to the telecopier number and officer indicated above.

If this Notice of Exercise represents the full exercise of the outstanding balance of the Warrant, the Holder either (1) has previously surrendered the Warrant to the Company or (2) will surrender (or cause to be surrendered) the Warrant to the Company at the address indicated above by express courier within five (5) Trading Days after delivery or facsimile transmission of this Notice of Exercise.

The certificates representing the Warrant Shares should be transmitted by the Company to the Holder

⁫	via express courier, or

⁫	by electronic transfer

after receipt of this Notice of Exercise (by facsimile transmission or otherwise) to:

_____________________________________
_____________________________________
_____________________________________

Dated: ______________________

____________________________
[Name of Holder]

By: _________________________